 EXHIBIT 3.10

Exhibit 3.10

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180277471-39
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/20/2018 2:10 PM
	Entity Number C30388-2003

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Troika Media Group, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series D Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

a) The authorized shares of Series D Preferred Stock are hereby increased from 1,500,000 to 2,500,000.
b) In accordance with such increase, the reference to 1,500,000 shares of authorized shares of Series D Preferred contained in the WHEREAS clause contained in the Certificate of Designation for Series D Preferred Stock (the "COD") is hereby deleted and replaced with "2,500,000".
c) Section 1 of the Certificate of Designation is hereby deleted and replaced by the following: "Of the 15,000,000 shares of preferred stock authorized under Article Third of the Articles of Incorporation, the Corporation shall have the authority to issue 2,500,000 [CONTINUED ON THE ATTACHED RIDER]

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15

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[CONTINUED FROM ATTACHED FILING] shares designated as Series D Preferred Stock, $10.00 Face Value, $0.20 par value per share (“Series D Preferred Stock”), upon the terms, conditions, rights, preferences and limitations set forth herein."

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